EX-99.77Q1(d)   - Exhibits; Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amnendments to constituent instruments referred to in answer to sub-item 77I.
                ---------------------------------------------------------------

     Amendment No. 47 to the Trust's Agreement and Declaration of Trust, dated November 8, 2007, which established Class R and Class IR shares, is incorporated herein by reference to Exhibit (a)(48) to Post-Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123-07-015968).